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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                         DURA AUTOMOTIVE SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                 38-3185711
  (State of incorporation or     (I.R.S. Employer
        organization)             Identification
                                     Number)

                     DURA AUTOMOTIVE SYSTEMS CAPITAL TRUST

             (Exact name of registrant as specified in its charter)

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
           DELAWARE                 41-1900709
  (State of incorporation or     (I.R.S. Employer
        organization)             Identification
                                     Number)

                 4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402

         (Address of Principal Executive Offices for both Registrants)

                            ------------------------

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. / /

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box. /X/

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-47273

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

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
                  TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
                  TO BE SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED
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
                     Not Applicable                                            Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                      % CONVERTIBLE TRUST PREFERRED SECURITIES
   (LIQUIDATION PREFERENCE $25 PER SHARE) OF DURA AUTOMOTIVE SYSTEMS CAPITAL
TRUST (AND THE GUARANTEE WITH RESPECT THERETO BY DURA AUTOMOTIVE SYSTEMS, INC.)

                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The descriptions of the Dura Automotive Systems Capital Trust's __%
Convertible Trust Preferred Securities (liquidation preference of $25 per share)
(the "Preferred Securities") and the guarantee of Dura Automotive Systems, Inc.
(the "Guarantee"), as included under the captions "Description of Preferred
Securities," "Description of the Guarantee" and "Description of the Debentures" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on March 3, 1998, Registration Number 333-47273, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration
Statement.

ITEM 2.  EXHIBITS.

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
EXHIBIT
 NO.   DESCRIPTION
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
  1.   Certificate of Trust for Dura Automotive Systems Capital Trust
         (incorporated herein by reference to Exhibit 4.8 to the Registration
         Statement).

  2.   Form of Amended and Restated Trust Agreement of Dura Automotive Systems
         Capital Trust among Dura Automotive Systems, Inc., as Sponsor, The First
         National Bank of Chicago, as Property Trustee, First Chicago Delaware,
         Inc., as Delaware Trustee and the Administrative Trustees named therein
         (incorporated herein by reference to Exhibit 4.9 to the Registration
         Statement).

  3.   Form of Preferred Security (included in Exhibit D to Exhibit 2 above).

  4.   Form of Guarantee Agreement between Dura Automotive Systems, Inc., as
         Guarantor, and The First National Bank of Chicago, as Guarantee Trustee, with respect to the Preferred Securities (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).

  5.   Form of Junior Convertible Subordinated Indenture between Dura Automotive
         Systems, Inc. and The First National Bank of Chicago, as Indenture
         Trustee (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).

  6.   Form of Debenture (included in Sections 2.2 and 2.3 to Exhibit 5 above).
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 13, 1998

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
                                DURA AUTOMOTIVE SYSTEMS, INC.

                                By:              /s/ SCOTT D. RUED
                                     -----------------------------------------
                                                   Scott D. Rued
                                                   VICE PRESIDENT

                                DURA AUTOMOTIVE SYSTEMS CAPITAL TRUST
                                BY: DURA AUTOMOTIVE SYSTEMS, INC.

                                By:              /s/ SCOTT D. RUED
                                     -----------------------------------------
                                                   Scott D. Rued
                                                   VICE PRESIDENT

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